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                                                SPOKANE             OTHELLO
                                                SPOKANE VALLEY      QUINCY
                                                COLFAX              TRICITIES
                                                MOSES LAKE          YAKIMA
[LeMaster Logo]                                 OMAK                NORTH ADAMS
                                                GRANDVIEW

ACCOUNTING
AND
CONSULTING          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
SERVICES

MEMBER OF
TAG
INTERNATIONAL

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in the Registration Statement on Form N-1A of WM Trust I of our report dated November 24, 1997, on the financial statements and financial highlights included in the October 31, 1997, Annual Reports to Shareholders of the Growth & Income Fund and our reports dated January 20,1998, on the financial statements and financial highlights included in the December 31, 1997, Annual Reports to shareholders of Money Market Fund, Tax-Exempt Money Market-Fund, U.S. Government Securities Fund, Tax-Exempt Bond Fund and Income Fund. We further consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants and Financial Statements" in the Statement of Additional Information.


/s/ LeMaster & Daniels PLLC

Lemaster & Daniels PLLC
Spokane, Washington
February 24,1999